1 EXHIBIT 10.1 SERIES D PREFERRED STOCK PURCHASE AGREEMENT THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 26th day of April, 2022 by and between CEND Therapeutics, Inc., a Delaware corporation (the “Company”) and Caladrius Biosciences, Inc. (the “Purchaser”). Substantially simultaneously with the execution of this Agreement, the Company, Purchaser and CS Cedar Merger Sub, Inc., a Delaware corporation, are entering into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Capitalized terms not defined in this Agreement shall have the meanings assigned thereto in the Merger Agreement. 1. PURCHASE AND SALE OF SERIES D PREFERRED STOCK. 1.1 Sale and Issuance of Series D Preferred Stock. 1.1.1 The Company shall have adopted and filed the Company’s amended and restated certificate of incorporation in substantially the form of Exhibit A attached to this Agreement (the “Restated Certificate”) with the Secretary of State of Delaware on or before the Closing. 1.1.2 Subject to the terms and conditions of this Agreement, Purchaser shall purchase at the Closing and the Company agrees to sell and issue to Purchaser at such Closing 1,135,628 shares (“Shares”) of Series D Preferred Stock, $0.00001 par value per share, of the Company (“Series D Preferred Stock”) at a purchase price per share equal to $8.8057 (the “Purchase Price”), or $9,999,999.48 in the aggregate. 1.2 Closing; Delivery. 1.2.1 The purchase and sale of the shares of Series D Preferred Stock hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof or at such other time or place as the Company and Purchaser may mutually agree. 1.2.2 Promptly following the Closing, the Company shall deliver to Purchaser a notice of issuance for the shares of Series D Preferred Stock purchased by Purchaser against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company. 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to Section 10.13(h) of the Merger Agreement, except as set forth in the Company Disclosure Schedule, the Company hereby makes the following representations and warranties to Purchaser in connection with this Agreement: 2.1 Due Organization; Subsidiaries; Etc. The representations and warranties set forth in Section 2.1 and in Section 2.2 of the Merger Agreement.

2 2.2 Capitalization, Etc. The representations and warranties set forth in Section 2.6 of the Merger Agreement. 2.3 Authorization. All corporate action has been taken, or will be taken prior to the Closing, on the part of the Company’s Board of Directors (the “Board”) and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the obligations to be performed by the Company as of the Closing under this Agreement. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. 2.4 Valid Issuance of Shares. The shares of Series D Preferred Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser. Based in part on the accuracy of the representations of Purchaser in Section 3 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the shares of Series D Preferred Stock to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Certificate, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the shares of Series D Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by Purchaser. Based in part upon the representations of Purchaser in Section 3 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Stock issuable upon conversion of the shares of Series D Preferred Stock will be issued in compliance with all applicable federal and state securities laws. 2.5 Legal Proceedings; Orders. The representations and warranties set forth in Section 2.15 of the Merger Agreement. 2.6 Intellectual Property. The representations and warranties set forth in Section 2.12 of the Merger Agreement, with references to “this Agreement” in Section 2.12(m) referring to this Agreement and not the Merger Agreement. 2.7 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (a) of any provisions of the Restated Certificate or the Company’s bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party that is required to be listed on the Company Disclosure Schedule, or (d) of any provision of federal or state statute, rule or regulation applicable

3 to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company. 2.8 Title to Assets. The representations and warranties set forth in Section 2.10 of the Merger Agreement. 2.9 No Additional Consents. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner, (iii) waiver of any participation rights held by other holders of Company Preferred Stock, and (iv) the execution by the parties thereto of that certain Amendment No. 1 to Voting Agreement to be entered into among the Company, Purchaser and certain other holders of Company Preferred Stock and Common Stock in substantially the form of Exhibit B attached to this Agreement (the “Voting Agreement Amendment”). 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASER. Purchaser hereby represents and warrants to the Company as follows: 3.1 Authorization. Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) the effect of rules of law governing the availability of equitable remedies. 3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the shares of Series D Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Series D Preferred Stock. The Purchaser has not been formed for the specific purpose of acquiring the shares of Series D Preferred Stock.

4 3.3 Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Series D Preferred Stock with the Company’s management. Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon. 3.4 Restricted Securities. Purchaser understands that the shares of Series D Preferred Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. Purchaser understands that the shares of Series D Preferred Stock are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Purchaser must hold the shares of Series D Preferred Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the shares of Series D Preferred Stock, or the Common Stock into which it may be converted, for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Series D Preferred Stock, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. 3.5 No Public Market. Purchaser understands that no public market now exists for the shares of Series D Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the shares of Series D Preferred Stock. 3.6 Legends. Purchaser understands that the shares of Series D Preferred Stock and any securities issued in respect of or exchange for the shares of Series D Preferred Stock, may bear any one or more of the following legends: (a) any legend set forth in, or required by, this Agreement; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the shares of Series D Preferred Stock represented by the certificate so legended; and (c) the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.” 3.7 Accredited and Sophisticated Purchaser. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5 Purchaser is an investor in securities of companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Series D Preferred Stock. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the shares of Series D Preferred Stock. 3.8 No General Solicitation. Neither Purchaser nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the shares of Series D Preferred Stock, or (b) published any advertisement in connection with the offer and sale of the shares of Series D Preferred Stock. 3.9 Residence. Purchaser’s principal place of business is identified in the address of Purchaser set forth on the signature page hereto. 4. Conditions to Purchaser’s Obligations at Closing. The obligations of Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived: 4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects. 4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company. 4.3 Compliance Certificate. The President of the Company shall deliver to Purchaser a certificate certifying that the conditions specified in Subsections 4.1 and Subsections 4.2 have been fulfilled. 4.4 Voting Agreement Amendment. The Company, Purchaser and the requisite stockholders of the Company shall have executed and delivered the Voting Agreement Amendment. 4.5 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing. 4.6 Secretary’s Certificate. The Secretary of the Company shall have delivered to Purchaser a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the transaction agreements and the transactions contemplated under the transaction agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate. 4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel)

6 shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. 4.8 Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities. 5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived: 5.1 Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all respects. 5.2 Performance. Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it. 5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective. 5.4 Voting Agreement Amendment. Purchaser and the other requisite stockholders of the Company shall have executed and delivered the Voting Agreement Amendment. 6. COVENANTS OF THE COMPANY. 6.1 Information Rights. 6.1.1 Basic Financial Information. The Company shall furnish Purchaser quarterly unaudited financial statements for each quarter of fiscal year of the Company, including an unaudited balance sheet as of the end of such quarter of fiscal year, an unaudited income statement for such quarter of fiscal year, and an unaudited statement of cash flows for such quarter of fiscal year, all prepared in accordance with generally accepted accounting principles and practices, by the end of 15th day of the month following the end of each quarter of each fiscal year. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions without delay. 6.1.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, Purchaser by reason of this Agreement shall not have access to any trade secrets or confidential information of the Company (other than information provided to Purchaser by the Company pursuant to Section 6.1.1). Purchaser shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to any of Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent

7 necessary to obtain their services in connection with monitoring Purchaser’s investment in the Company. 6.1.3 Inspection Rights. The Company shall permit Purchaser to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested. 6.1.4 Use of Proceeds. The proceeds obtained by the Company shall be used for product development, pre-clinical trials, clinical trials, assessment of partnership opportunities, and working capital. 6.2 Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series D Preferred Stock, all Common Stock issuable from time to time upon conversion of that number of shares of Series D Preferred Stock equal to the total shares of Series D Preferred Stock authorized for sale, regardless of whether or not all such shares have been issued at such time. 7. RESTRICTIONS ON TRANSFER. 7.1 Limitations on Disposition. Each person owning shares of Common Stock of record issued or issuable pursuant to the conversion of the shares of Series D Preferred Stock and any shares of Common Stock of the Company issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities (each such person, a “Holder”) shall not make any disposition of all or any portion of any Securities unless: (a) there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) such Holder has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act. Notwithstanding the provisions of Sections 7.1(a) and (b), no such registration statement or opinion of counsel will be required for any transfer of any Securities in compliance with Section 4(a)(7) of the Securities Act or the Securities and Exchange Commission’s Rule 144 or Rule 144A. 7.2 “Market Stand-Off” Agreement. To the extent requested by the Company or an underwriter of securities of the Company, no Holder shall sell or otherwise transfer or dispose of any Securities or other shares of stock of the Company then owned by such Holder during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days); provided

8 however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or before the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 7.2 will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that such automatic extension will not apply to the extent that the Financial Industry Regulatory Authority has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012) before or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after the initial public offering date. In no event will the restricted period extend beyond 215 days after the effective date of the registration statement. For purposes of this Section 7.2, “Company” includes any wholly- owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on any certificates representing the shares subject to this Section 7.2 and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder shall enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested. This Section 7.2 shall apply only to the Company’s initial public offering. 8. GENERAL PROVISIONS. 8.1 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. 8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No Holder may transfer shares of Preferred Stock unless each transferee agrees to be bound by the terms of this Agreement. 8.3 Governing Law. This Agreement is governed by the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law. 8.4 Counterparts; Facsimile or Electronic Signature. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts,

9 each of which will be deemed an original, but all of which together will constitute one and the same instrument. 8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. References to sections or subsections within Agreement shall be deemed to be references to the sections of this Agreement, unless otherwise specifically stated herein. 8.6 Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth on the signature page or to such street mailing or electronic mail address as subsequently modified by written notice given in accordance with this Section 8.6. 8.7 No Finder’s Fees. Each party severally represents to the other that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser shall indemnify, defend, and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company shall indemnify, defend, and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. 8.8 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of the Agreement. 8.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder(s) of a majority of the then-outstanding shares of Series D Preferred Stock (or Common Stock issued on conversion thereof). Notwithstanding the foregoing, the addition of a party to this Agreement pursuant to a transfer of Shares in accordance with Section 7.1 will not require any further consent. Any amendment or waiver effected in accordance with this Section 8.9 will be binding upon the Purchaser, or each transferee of the shares of Series D Preferred Stock (or the Common Stock issuable upon conversion thereof), as applicable, and each future holder of all such securities, and the Company.

10 8.10 Severability. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision. 8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative. 8.12 Termination. Unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Sections 6.1.1 and will terminate immediately prior to the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act, (y) notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) will terminate upon the closing of a Deemed Liquidation Event as defined in the Company’s Restated Certificate, as amended from time to time and (z) notwithstanding anything to the contrary herein, Section 2, Section 3, Section 6.1.2 and this Section 8 will survive any termination of this Agreement. 8.13 Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. [PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above. THE COMPANY: CEND THERAPEUTICS, INC. Name: By: Title:

[SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above. PURCHASER: CALADRIUS BIOSCIENCES, INC. Name: By: Title: Address:

EXHIBITS Exhibit A - FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION Exhibit B - FORM OF VOTING AGREEMENT AMENDMENT

Error! Unknown document property name. Exhibit A CEND THERAPEUTICS, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) CEND Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware does hereby certify as follows: 1. The name of this corporation is CEND Therapeutics, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on June 13, 2016 under the name DrugCendR, Inc. 2. The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate this Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows. NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit A and incorporated herein by this reference, which among other things, establishes the rights, preferences and privileges of the Series D Preferred, be, and hereby is, adopted and approved. 3. Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference. This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law. 4. This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law. IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___th day of April, 2022. By: /s/ David Slack David Slack, Chief Executive Officer

- 1 - Error! Unknown document property name. Exhibit A CEND THERAPEUTICS, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION ARTICLE I: NAME. The name of this corporation is CEND Therapeutics, Inc. (the “Corporation”). ARTICLE II: REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Delaware is 9 E. Loockerman Street, Suite 311, in the city of Dover, county of Kent, Zip Code 19901. The name of its registered agent at such address is Registered Agent Solutions, Inc. ARTICLE III: PURPOSE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. ARTICLE IV: AUTHORIZED SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 11,500,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”) and (ii) 4,350,000 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. As of the effective date of this Amended and Restated Certificate of Incorporation (the “Restated Certificate”), 371,396 shares of the Preferred Stock are hereby designated “Series A Preferred Stock,” 1,071,240 shares of the Preferred Stock are hereby designated “Series B Preferred Stock,” 1,345,700 shares of the Preferred Stock are hereby designated “Series C Preferred Stock” and 1,135,650 shares of the Preferred Stock are hereby designated “Series D Preferred Stock.” The “Series A Original Issue Price” shall mean $2.9618 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $3.6789 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $5.4098 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $8.8057 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

- 2 - Error! Unknown document property name. A. COMMON STOCK The following rights, powers privileges and restrictions, qualifications, and limitations apply to the Common Stock: 1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth in this Restated Certificate. 2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. B. PREFERRED STOCK The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B. 1. Liquidation, Dissolution, or Winding Up; Certain Mergers, Consolidations and Asset Sales. 1.1 Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), out of the consideration payable to stockholders in such Deemed Liquidation Event, before any payment shall be made to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, an amount per share equal to one times the Series D Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 1.1, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. 1.2 Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of the full liquidation preference of the Series D Preferred Stock as set forth in Section

- 3 - Error! Unknown document property name. 1.1 above, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), out of the consideration payable to stockholders in such Deemed Liquidation Event, before any payment shall be made to the holders of Common Stock, Series A Preferred Stock or Series C Preferred Stock, an amount per share equal to one times the Series B Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 1.2, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution after the payments set forth under Subsection 1.1 in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. 1.3 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of the full liquidation preferences of the Series D Preferred Stock and Series B Preferred Stock as set forth in Sections 1.1 and 1.2 above, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of the consideration payable to stockholders in such Deemed Liquidation Event, before any payment shall be made to the holders of Series C Preferred Stock or Common Stock, an amount per share equal to one times the Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 1.3, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution after the payments set forth under Subsections 1.1 and 1.2 in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. 1.4 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of the full liquidation preferences of the Series D Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as set forth in Sections 1.1, 1.2 and 1.3 above, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of the consideration payable to stockholders in such Deemed Liquidation Event, before any payment shall be made to the holders of Common Stock, an amount per share equal to one times the Series C Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 1.4, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution after the payments set

- 4 - Error! Unknown document property name. forth under Subsections 1.1, 1.2 and 1.3 in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. 1.5 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Series D Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series D Preferred Stock, all Series B Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series B Preferred Stock, Series A Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series A Preferred Stock, and Series C Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series C Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series D Preferred Stock pursuant to Section 1.1, to the holders of Series B Preferred Stock pursuant to Section 1.2, to the holders of Series A Preferred Stock pursuant to Section 1.3, and to the holders of Series C Preferred Stock pursuant to Section 1.4, shall be distributed among the holders of the shares of Series D Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Restated Certificate immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of Series D Preferred Stock is entitled to receive under Subsection 1.1 is referred to as the “Series D Liquidation Amount.” The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsection 1.2 is referred to as the “Series B Liquidation Amount.” The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsection 1.3 is referred to as the “Series A Liquidation Amount.” The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsection 1.4 is referred to as the “Series C Liquidation Amount.” 1.6 Deemed Liquidation Events. 1.6.1 Definition. Each of the following events is a “Deemed Liquidation Event:” (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; provided that, for the purpose of this Section 1.6.1, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately

- 5 - Error! Unknown document property name. prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation, except where such sale, lease, transfer or other disposition is to the Corporation or one or more wholly owned subsidiaries of the Corporation. 1.6.2 Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer or other disposition described in this Section 1.6 will be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors (the “Board”). 2. Voting. 2.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock may cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred stock held by each holder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision of this Restated Certificate, to notice of any stockholder meeting in accordance with the Bylaws of the Corporation. 2.2 Election of Directors. The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”) and the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of the applicable class or series of stock fail to elect a director, voting exclusively and as a separate class, pursuant to the first sentence of this

- 6 - Error! Unknown document property name. Subsection 2.2, then such directorship shall remain vacant until such time as the holders of the applicable class or series of stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class, classes, or series entitled to elect the director constitutes a quorum for the purpose of electing the director. The rights of the holders of the Series B Preferred Stock under the first sentence of this Subsection 2.2 shall terminate on the first date following the Original Issue Date (as defined below) on which at least 50% of the initially issued shares of Series B Preferred Stock do not remain outstanding, and the rights of the holders of the Series C Preferred Stock under the first sentence of this Subsection 2.2 shall terminate on the first date following the Original Issue Date (as defined below) on which at least 50% of the initially issued shares of Series C Preferred Stock do not remain outstanding. 2.3 Series A Preferred Stock Protective Provisions. At any time when at least 50% of the initially issued shares of Series A Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the Requisite Holders of Series A Preferred Stock, (as defined below), given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class: (a) effect any sale by the Corporation of substantially all of its assets or any merger, amalgamation, arrangement or reorganization of the Corporation with another entity where the Corporation’s shareholders retain less than 50% voting power; (b) liquidate, dissolve, or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval required by this Section 2.3; (c) take, hold, subscribe for or agree to purchase or acquire (i) shares of the capital stock of any other corporation, or (ii) any interest in a joint venture or partnership with a view to carry on business, or the termination of such joint venture or partnership; (d) enter into any type of transaction that might result in change of ownership of any intellectual property of the Corporation or enter into any exclusive license of any of the Corporation’s intellectual property; or (e) approve the annual business plan or any other action which may lead to or result in a material change in the nature of the business of the Corporation.

- 7 - Error! Unknown document property name. The term “Requisite Holders” shall mean the holders of at least a majority of the outstanding shares of the Preferred Stock as a class or any series of Preferred Stock (voting as a single class on an as-converted basis), as the context requires. 2.4 Series B Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the Requisite Holders of Series B Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class: (a) effect any sale by the Corporation of substantially all of its assets or any merger, amalgamation, arrangement or reorganization of the Corporation with another entity where the Corporation’s shareholders retain less than 50% voting power; (b) liquidate, dissolve, or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval required by this Section 2.4; (c) take, hold, subscribe for or agree to purchase or acquire (i) shares of the capital stock of any other corporation, or (ii) any interest in a joint venture or partnership with a view to carry on business, or the termination of such joint venture or partnership; (d) enter into any type of transaction that might result in change of ownership of any intellectual property of the Corporation or enter into any exclusive license of any of the Corporation’s intellectual property; (e) approve the annual business plan or any other action which may lead to or result in a material change in the nature of the business of the Corporation; or (f) increase the authorized number of shares of any class or series of capital stock of the Corporation, or issue shares or other securities convertible into or exercisable for capital stock in connection with a financing transaction. 2.5 Series C Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the Requisite Holders of Series C Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class: (a) alter the rights, powers or privileges of the Preferred Stock set forth in the Restated Certificate or Bylaws, as then in effect, in a way that adversely affects the Series C Preferred Stock (for the avoidance of doubt, the issuance, authorization, or designation of securities in a financing transaction in which the securities issuable in such financing shall have an original issue price greater than the Original Issue Price of the Series C Preferred Stock (a “Permitted Financing”) shall not be deemed to alter the rights, powers or privileges of the Series

- 8 - Error! Unknown document property name. C Preferred Stock as then in effect, in a way that adversely affects the rights of the Series C Preferred Stock for the purposes hereof); (b) increase the authorized number of shares of any class or series of capital stock of the Corporation, other than in connection with a Permitted Financing. 2.6 Series D Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the Requisite Holders of Series D Preferred Stock, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class: (a) effect any sale by the Corporation of substantially all of its assets or any merger, amalgamation, arrangement or reorganization of the Corporation with another entity where the Corporation’s shareholders retain less than 50% voting power, other than any such sales that are on terms superior to those contained in the Agreement and Plan Of Merger and Reorganization by and among the Corporation, Caladrius Biosciences, Inc., and CS Cedar Merger Sub, Inc., dated on or about the Original Issue Date for the Series D Preferred Stock (the “Merger Agreement”); (b) liquidate, dissolve, or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval required by this Section 2.6; other than any such Deemed Liquidation Events that are on terms superior to those contained in the Merger Agreement; (c) take, hold, subscribe for or agree to purchase or acquire (i) shares of the capital stock of any other corporation, or (ii) any interest in a joint venture or partnership with a view to carry on business, or the termination of such joint venture or partnership; (d) approve the annual business plan or any other action which may lead to or result in a material change in the nature of the business of the Corporation; (e) increase the authorized number of shares of any class or series of capital stock of the Corporation, or issue shares in connection with a financing transaction, other than, in either case, a financing transaction in which the shares issued have an original issue price equal to or greater than the Original Issue Price of the Series D Preferred Stock; (f) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof; or

- 9 - Error! Unknown document property name. (g) enter into any transaction outside the ordinary course of business with an executive officer, director or holder of more than ten percent (10%) of the Corporation’s outstanding Common Stock and Preferred Stock (counted together on an as- converted to Common Stock basis), other than such transactions as: (i) are negotiated on an arm’s length basis on terms not materially less favorable than those obtainable in a comparable transaction, agreement or arrangement with an unrelated third-party, (ii) are approved by a majority of the disinterested members of the Board, (iii) involve compensation for bona fide services as an employee or independent contractor, including equity compensation such as grants of equity incentive awards or exercise thereof, or (iv) with the holder of the Series D Preferred Stock. 3. Conversion. The holders of the Preferred Stock have the following conversion rights (the “Conversion Rights”): 3.1 Right to Convert. 3.1.1 Conversion Ratio. Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for the series of Preferred Stock by the Conversion Price for that series of Preferred Stock in effect at the time of conversion. The “Conversion Price” for each series of Preferred Stock means the Original Issue Price for such series of Preferred Stock, which initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, is subject to adjustment as provided in this Restated Certificate. 3.1.2 Termination of Conversion Rights. Subject to Section 3.3.1 in the case of a Contingency Event herein, in the event of a liquidation, dissolution, or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights will terminate at the close of business on the last full day preceding the date fixed for the first payment of any funds and assets distributable on such event to the holders of Preferred Stock. 3.2 Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. 3.3 Mechanics of Conversion. 3.3.1 Notice of Conversion. To voluntarily convert shares of Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall surrender any certificate or certificates for the shares of Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made

- 10 - Error! Unknown document property name. against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Preferred Stock represented by any such certificate or certificates, or that number of shares of Preferred Stock not represented by certificates, and, if applicable, any event on which the conversion is contingent (a “Contingency Event”). The conversion notice must state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of any such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) will be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to the holder, or to the holder’s nominees, a notice of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon the conversion in accordance with the provisions of this Restated Certificate and may, if applicable and upon request, issue and deliver a certificate for the number (if any) of the shares of Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, (b) pay in cash such amount as provided in Section 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the shares of Preferred Stock converted. 3.3.2 Reservation of Shares. For the purpose of effecting the conversion of the Preferred Stock, the Corporation shall at all times while any share of Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued capital stock, that number of its duly authorized shares of Common Stock as may from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not be sufficient to effect the conversion of all then- outstanding shares of the Preferred Stock, the Corporation shall use its best efforts to cause such corporate action to be taken as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preferred Stock below the then-par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation shall take any corporate action that may be necessary so that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. 3.3.3 Effect of Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as provided in this Restated Certificate shall no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate

- 11 - Error! Unknown document property name. at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3.2, and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued. 3.3.4 No Further Adjustment. Upon any conversion of shares of Preferred Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock will be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Common Stock delivered upon conversion. 3.4 Adjustments to Conversion Price for Diluting Issues. 3.4.1 Special Definitions. For purposes of this Article IV, the following definitions shall apply: (a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”): (i) as to any series of Preferred Stock shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock; (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 3.5, 3.6, 3.7, 3.8 or 3.9; (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board; (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board; (vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

- 12 - Error! Unknown document property name. (vii) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board; or (viii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board. (b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for stock, but excluding Options. (c) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities. 3.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders of the Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. 3.4.3 Deemed Issue of Additional Shares of Common Stock. (a) If the Corporation at any time or from time to time after the Original Issue Date for the Series D Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 3.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation

- 13 - Error! Unknown document property name. upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date. (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 3.4.4 (either because the consideration per share (determined pursuant to Section 3.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date for the Series D Preferred Stock), are revised after the Original Issue Date for the Series D Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 3.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective. (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 3.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued. (e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 3.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 3.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange

- 14 - Error! Unknown document property name. of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 3.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made. 3.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date for the Series D Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.4.3), without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to such issuance or deemed issuance, then the Conversion Price for the Series D Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula: CP2 = CP1* (A + B) ÷ (A + C) For purposes of the foregoing formula, the following definitions shall apply: (a) “CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock (b) “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock; (c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue); (d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and (e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction. 3.4.5 Determination of Consideration. For purposes of this Section 3.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

- 15 - Error! Unknown document property name. (a) Cash and Property. Such consideration shall: (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board. (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4.3, relating to Options and Convertible Securities, shall be determined by dividing: (i) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities. 3.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 3.4.4, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period). 3.5 Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date on which the first share of a series of Preferred Stock is issued by the Corporation (such date referred to herein as the “Original Issue Date” for such series of Preferred Stock) effects a subdivision of the outstanding Common Stock, the Conversion Price

- 16 - Error! Unknown document property name. for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of that series will be increased in proportion to the increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock combines the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 3.5 becomes effective at the close of business on the date the subdivision or combination becomes effective. 3.6 Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before the event will be decreased as of the time of such issuance or, in the event a record date has been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction: (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of the issuance or the close of business on the record date, and (b) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately before the time of such issuance or the close of business on the record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (i) if such record date shall have been fixed and the dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 3.6 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of the event. 3.7 Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the Corporation shall make, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution to the holders of the series of Preferred

- 17 - Error! Unknown document property name. Stock in an amount equal to the amount of securities as the holders would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event. 3.8 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date for a series of Preferred Stock the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 3.5, 3.6, 3.7 or 3.9 or by Section 1.6 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock may thereafter convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change. 3.9 Adjustment for Merger or Consolidation. Subject to the provisions of Section 1.6, if any consolidation or merger occurs involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Sections 3.4, 3.6, 3.7 or 3.8), then, following any such consolidation or merger, the Corporation shall provide that each share of such series of Preferred Stock will thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to the event, into the kind and amount of securities, cash, or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to the consolidation or merger would have been entitled to receive pursuant to the transaction; and, in such case, the Corporation shall make appropriate adjustment (as determined in good faith by the Board) in the application of the provisions in this Section 3 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Price of such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock. 3.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms of this Restated Certificate and furnish to each holder of such series of Preferred Stock a certificate setting forth the adjustment or readjustment (including the kind and amount of securities, cash, or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of such series of Preferred Stock then in

- 18 - Error! Unknown document property name. effect and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash, or property which then would be received upon the conversion of such series of Preferred Stock. 3.11 Mandatory Conversion. 3.11.1 Upon either (a) the closing of the sale of shares of Common Stock to the public at a price per share implying a pre-equity offering value of at least $250 million in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50 million of gross proceeds to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange, the Tokyo Stock Exchange, or another exchange or marketplace approved the Board of Directors, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders of the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock at the time of such vote or consent, voting as a single class on an as-converted basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent, the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock will automatically convert into shares of Common Stock, at the applicable ratio described in Section 3.1.1 as the same may be adjusted from time to time in accordance with Section 3 and (ii) such shares may not be reissued by the Corporation. 3.11.2 Procedural Requirements. The Corporation shall notify in writing all holders of record of shares of Preferred Stock of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Section 3.11.1. Unless otherwise provided in this Restated Certificate, the notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of the notice, each holder of shares of Preferred Stock shall surrender any certificate or certificates for all such shares held by the holder (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive a notice of issuance of uncertificated shares, and may, upon written request, receive a certificate for the number of full shares of Common Stock to which such holder is entitled pursuant to this Section 3. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 3.11.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, if applicable upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 3.11.2. As soon as practicable after the Mandatory Conversion Time and the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a notice of issuance of uncertificated shares, and may, upon written

- 19 - Error! Unknown document property name. request, issue and deliver a certificate for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 3.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly. 4. Dividends. The Corporation shall declare all dividends pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose each holder of shares of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Section 3. 5. Redemption. 5.1 General. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series B Preferred Stock and Series A Preferred Stock shall be redeemed by the Corporation at the Applicable Redemption Price (as defined below) in three (3) annual installments commencing not more than sixty (60) days after receipt by the Corporation at any time on or after the Applicable Anniversary Date (as defined below) from the Applicable Majority Holders (as defined below) of written notice requesting redemption of all shares of the applicable series of Preferred Stock (the “Redemption Request”) on the condition that Series B Preferred Stock shall be prior and in preference to redemption of Series A Preferred Stock and that any redemption shall not be done without the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that, at the Corporation’s election, the initial installment of any such redemption may occur up to nine (9) months following the applicable Redemption Request in the event that the Corporation is actively seeking in good faith a recapitalization, sale or financing during such period in order to fund such Redemption Request. Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment provided in the Redemption Notice (as defined below) shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder first, that number of outstanding shares of Series B Preferred Stock determined by dividing (i) the total number of shares of the applicable series of Series B Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates applicable to such series (including the Redemption Date to which such calculation applies), and then shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, that number of outstanding shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates applicable to such series (including the Redemption Date to which such calculation applies). If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum

- 20 - Error! Unknown document property name. number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The “Applicable Redemption Price” for the Series B Preferred Stock shall mean a price equal to the Series B Original Issue Price, plus all declared but unpaid dividends thereon in the case of Series B Preferred Stock, and for the Series A Preferred Stock, a price equal to the Series A Original Issue Price, plus all declared but unpaid dividends thereon in the case of Series A Preferred Stock. The “Applicable Anniversary Date” shall mean the sixth anniversary of the date on which the first share of Series A Preferred Stock was issued in the case of Series B Preferred Stock and Series A Preferred Stock. The “Applicable Majority” shall mean, with respect to the Series B Preferred Stock, the holders of at least a majority of the then outstanding shares of Series B Preferred Stock; and with respect to the Series A Preferred Stock, the holders of at least a majority of the then outstanding shares of Series A Preferred Stock. For the sake of clarity, the Series C Preferred Stock and Series D Preferred Stock shall not be mandatorily redeemable. 5.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock to be redeemed not less than forty (40) days prior to each Applicable Redemption Date. Each Redemption Notice shall state: (a) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Applicable Redemption Date specified in the Redemption Notice; (b) the Applicable Redemption Date and the Applicable Redemption Price; (c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 3.1); and (d) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. 5.3 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Applicable Redemption Date the Applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Applicable Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Applicable Redemption Date and all rights with respect to such shares shall forthwith after the Applicable Redemption Date terminate, except only the right of the holders to receive the Applicable Redemption Price without interest upon surrender of any certificate or certificates therefor. 5.4 Surrender of Certificates; Payments. On or before the Applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Applicable

- 21 - Error! Unknown document property name. Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 3, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Applicable Redemption Notice, and thereupon the Applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of the applicable series of Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder. 6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption. 7. Waiver. Any of the rights, powers, privileges and other terms of the Preferred Stock set forth herein may be waived prospectively or retrospectively on behalf of all holders of the relevant series of Preferred Stock by the affirmative written consent or vote of the Requisite Holders such series of Preferred Stock at the time of such vote or consent. 8. Notice of Record Date. In the event: (a) the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation shall send or cause to be sent to the holders of the Preferred Stock a written notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger,

- 22 - Error! Unknown document property name. transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. The Corporation shall send the notice at least 20 days before the earlier of the record date or effective date for the event specified in the notice. 9. Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock must be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and will be deemed sent upon such mailing or electronic transmission. ARTICLE V: STOCK REPURCHASES. In accordance with Section 500 of the California Corporations Code, a distribution can be made without regard to any preferential dividends arrears amount (as defined in Section 500 of the California Corporations Code) or any preferential rights amount (as defined in Section 500 of the California Corporations Code) in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors, or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchases of Common Stock or Preferred Stock in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of Preferred Stock of the Corporation. ARTICLE VI: BYLAW PROVISIONS. A. AMENDMENT OF BYLAWS. Subject to any additional vote required by this Restated Certificate or bylaws of the Corporation (the “Bylaws”), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws. B. NUMBER OF DIRECTORS. Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws. C. BALLOT. Elections of directors need not be by written ballot unless the Bylaws so provide. D. MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

- 23 - Error! Unknown document property name. ARTICLE VII: DIRECTOR LIABILITY. A. LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VII by the stockholders will not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification. B. INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. C. MODIFICATION. Any amendment, repeal, or modification of the foregoing provisions of this Article VIII will not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification. ARTICLE VIII: CORPORATE OPPORTUNITIES. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. “Excluded Opportunity” means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. * * * * *

1 Exhibit B AMENDMENT NO. 1 TO VOTING AGREEMENT THIS AMENDMENT NO. 1 TO VOTING AGREEMENT (this “Amendment”), is made and entered into as of this _____ day of April, 2022 by and among (i) CEND Therapeutics, Inc. a Delaware corporation (the “Company”), (ii) the undersigned holders of the Series A Preferred Stock, $0.00001 par value per share and the Company and Series B Preferred Stock, $0.00001 par value per share, of the Company (the “Consenting Investors”), (iii) certain other undersigned stockholders of the Company and holders of options to acquire shares of the capital stock of the Company (the “Consenting Key Holders”), and (iv) Caladrius Biosciences, Inc. (“Caladrius”). RECITALS A. The Company, the Consenting Investors and the Consenting Key Holders, among others, are parties to that certain Voting Agreement dated as of March 29, 2019 (the “Voting Agreement”). Capitalized terms not defined in this Amendment shall have the meanings set forth in the Voting Agreement. B. Concurrently with the execution of this Agreement, the Company and Caladrius are entering into both: (i) an Agreement and Plan of Merger and Reorganization among the Company, Caladrius and a wholly-owned subsidiary of Caladrius, and (ii) a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) whereby Caladrius will purchase shares of the Company’s Series D Preferred Stock, $0.00001 par value per share (the “Series D Preferred”). C. Section 6.1(b) of the Voting Agreement requires that certain purchasers of Company stock, which will include Caladrius, agree to adopt the Voting Agreement and agree to be bound as a “Stockholder” thereunder. D. As a condition to adopting the Voting Agreement and agreeing to be bound as a “Stockholder” thereunder, Caladrius has requested certain amendments thereto, to which the Company, the Consenting Investors and the Consenting Key Holders wish to agree through execution of this Amendment. E. Section 6.8 of the Voting Agreement provides that the Voting Agreement may be amended with the approval of: (a) the Company; (b) the Key Holders holding at least 50% of the Shares then held by the Key Holders who are then providing services to the Company as officers, employees or consultants; and (c) the holders of at least 50% of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting together as a single class) (collectively, the “Required Parties”). The signatories to this Agreement, including the Company, the Consenting Investors and the Consenting Key Holders, constitute the Required Parties, and by execution of this Amendment, this Amendment shall amend the Voting Agreement as set forth herein. NOW, THEREFORE, the parties agree as follows:

2 1. Adoption of the Voting Agreement. Caladrius hereby agrees to become a party to the Voting Agreement and to be bound by and subject to the terms thereof as a “Stockholder,” and hereafter Caladrius shall be deemed a Stockholder for all purposes under the Voting Agreement. Caladrius hereby (a) agrees that the Series D Preferred and any other shares of capital stock or securities required by the Voting Agreement to be bound thereby, shall be bound by and subject to the terms of the Voting Agreement and (b) adopts the Voting Agreement with the same force and effect as if Caladrius were originally a party thereto. Any notice required or permitted by the Agreement shall be given to Caladrius at the address or facsimile number listed below Caladrius’ signature hereto. 2. Amendments to the Voting Agreement. 2.1 Section 1 of the Voting Agreement is hereby amended to add the following as a new subsection 1.6 thereto: “1.6 Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.” 2.2 Section 3.3 of the Voting Agreement is hereby amended to add the following new subsections thereto: “(e) such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Stockholder’s capacity as a stockholder of the Company; and (f) such Stockholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company.” 3. Miscellaneous. 3.1 Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3 3.2 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Agreement. 3.3 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. 3.4 Entire Agreement. This Amendment, together with the Voting Agreement constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is expressly canceled. 3.5 Governing Law. This Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. 3.5 Ratification. Except as expressly modified by this Amendment, the Voting Agreement is hereby ratified and confirmed in all respects. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Voting Agreement as of the date first written above. THE COMPANY: CEND THERAPEUTICS, INC. By: Name: David Slack Title: CEO CONSENTING INVESTORS AND CONSENTING KEY HOLDERS: ER TRUST 2/18/11 Signature: Name: Erkki Ruoslahti Title: Trustee LEADING CHOICE INTERNATIONAL LIMITED Signature: Name: Title:

SANFORD BURNHAM PREBYS MEDICAL DISCOVERY INSTITUTE Signature: Name: Title: TAMBET TEESALU Signature: KAZUKI SUGAHARA Signature: HARRI JARVELAINEN Signature: INNOVATION 2016 KYOTO INVESTMENT LIMITED PARTNERSHIP By: Name: Title:

ATOLL INVESTMENTS LLC By: Name: Title: SAILOR CHEUNG TRUST, 10 MARCH 2000 By: Name: Title: CALADRIUS: CALADRIUS BIOSCIENCES, INC. By: Name: Title: Address: